UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 23, 2014

Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2014, Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Equity, L.P. (“ETE”) and ETE Common Holdings, LLC, a wholly owned subsidiary of ETE (“ETE Holdings”), entered into an Exchange and Repurchase Agreement (the “Agreement”) with respect to the $3.75 billion transaction announced on November 18, 2014 (the “Transaction”). Pursuant to the Agreement, ETE and ETE Holdings have agreed to transfer 25,614,102 common units representing limited partner interests (“ETP Common Units”) held by ETE and 5,226,967 ETP Common Units held by ETE Holdings (collectively with the ETP Common Units owned directly by ETE, the “Subject Units”) to ETP for repurchase by ETP. Additionally, ETE has agreed to transfer its 60% membership interest in each of Dakota Access Holdings LLC, a Delaware limited liability company (“DA Holdings”), and ETCO Holdings LLC, a Delaware limited liability company (“ETCO Holdings”), and pay to ETP an amount in cash equal to $879,000,000, as adjusted pursuant to the Agreement for capital costs related to the Bakken Pipeline Project funded by ETE at any time prior to the closing of the Transaction and development expenses related to the Bakken Pipeline Project funded by ETE after November 17, 2014, and on or prior to the closing of the Transaction. As reimbursement for development costs prior to November 17, 2014, ETE will pay an additional $26,000,000 in cash to ETP at closing. In exchange, ETP has agreed to issue 5,226,967 Class H units representing limited partner interests of ETP (“Class H Units”) to ETE Holdings, 25,614,102 Class H Units to ETE (collectively, the “New Class H Units”) and 100 Class I units representing limited partner interests of ETP (“Class I Units”) to ETE, the terms of which will be set forth in the Second Amended and Restated Agreement of Limited Partnership of ETP, as amended by Amendment No. 9 (the “Partnership Agreement Amendment”).

Pursuant to the Partnership Agreement Amendment, the holders of Class H Units will generally be entitled to, pro rata in proportion to the number of Class H Units of each such holder, (i) allocations of profits, losses and other items from ETP corresponding to 90.05% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), with respect to the incentive distribution rights (“IDRs”) and general partner interest in Sunoco Logistics Partners, LP (“SXL”) held by SXL GP, and (ii) distributions from ETP for each quarter equal to 90.05% of the cash distributed to ETP by SXL GP with respect to the IDRs and general partner interest in SXL held by SXL GP for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters. Currently, the Class H Units are entitled to 50.05% of the profits, losses and other items allocated to ETP by SXL GP with respect to the IDRs and general partner interest in SXL held by SXL GP as well as corresponding cash distributions. The increase will become effective for the quarter ending March 31, 2015.

In addition, pursuant to the Partnership Agreement Amendment, the newly-created Class I Units issued to ETE provide for additional cash distributions from ETP to ETE for the purpose of offsetting a portion of the IDR subsidies previously agreed to by ETE. In connection with this Transaction, ETP and ETE have agreed to reduce IDR subsidies from ETE to ETP by $55 million in 2015 and $30 million in 2016. As a result, the updated IDR subsidy schedule, including all prior subsidies and subsidy reductions, between ETE and ETP will be as follows upon consummation of the Transaction:

Net IDR Subsidies from ETE to ETP ($ millions)

	2015	2016	2017	2018	2019
Q1	$7.50	$19.25	$21.25	$20.00	$17.50
Q2	$7.50	$19.25	$21.25	$20.00	$17.50
Q3	$8.00	$19.25	$21.25	$20.00	$17.50
Q4	$8.00	$19.25	$21.25	$20.00	$17.50

FYE	$31.00	$77.00	$85.00	$80.00	$70.00

Note: The IDR subsidy from ETE in connection with the acquisition of Susser Holdings Corp. of $35 million per year will continue through the quarter ending June 30, 2024, subject to earlier termination in the event ETE and ETP execute a transaction involving the Sunoco LP GP interest and IDRs. Previously agreed to management fees have not changed.

The boards of directors of ETE and ETP, in addition to each board’s respective conflicts committee, have approved the Transaction. In the Agreement, ETP, ETE and ETE Holdings have made customary representations and warranties and have agreed to customary covenants relating to the Transaction. The closing of the Transaction is still subject to certain customary closing conditions. ETE and ETP anticipate that the Transaction will close in the first quarter of 2015 following the record dates for the quarterly cash distributions related to the fourth quarter of 2014.

The above description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Prior to giving effect to the consummation of the transactions contemplated by the Agreement, ETE owns, directly or indirectly, (i) approximately 30.8 million ETP Common Units, (ii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the IDRs in ETP, and an approximate 1% general partner interest in ETP and (iii) through its ownership of ETE Holdings, a 0.1% membership interest in SXL GP.

The Agreement has been included to provide unitholders with information regarding its terms. It is not intended to provide any other factual information about ETP, ETE or ETE Holdings. The Agreement contains representations and warranties that ETP, on one hand, and ETE and ETE Holdings, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract. Some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as fact. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Unitholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of ETP, ETE or ETE Holdings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in ETP’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Agreement, ETP has agreed to repurchase and cancel the Subject Units currently owned by ETE and ETE Holdings in exchange for the issuance by ETP to ETE and ETE Holdings of 30,841,069 New Class H Units and 100 Class I Units to ETE. Both the new Class H Units and Class I Units will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

The Class I Units will generally be entitled to: (i) pro rata allocations of gross income or gain until the aggregate amount of such items allocated to the holders of the Class I Units for the current taxable period and all previous taxable periods is equal to the cumulative amount of all distributions made to the holders of the Class I Units and (ii) after making cash distributions to Class H Units, any additional available cash deemed to be either operating surplus or capital surplus with respect to any quarter will be distributed to the Class I Units in an amount equal to the excess of the distribution amount set forth in the Partnership Agreement Amendment for such quarter over the cumulative amount of available cash previously distributed commencing with the quarter ending March 31, 2015 until the quarter ending December 31, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Exchange and Repurchase Agreement, by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC, dated December 23, 2014.

99.1	Joint Press Release of Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P., dated December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C. its general partner

Date: December 29, 2014		/s/ Martin Salinas, Jr. Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description

10.1	Exchange and Repurchase Agreement, by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC, dated December 23, 2014.

99.1	Joint Press Release of Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P., dated December 23, 2014.